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                               EXHIBITS 5 & 23.1



                               October 28, 1994



     The Rouse Company
     10275 Little Patuxent Parkway
     Columbia, Maryland  21044


     Ladies and Gentlemen:

          In my capacity as Senior Vice-President, General Counsel and Secretary of The Rouse Company (the "Company"), I have acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 750,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") for issuance pursuant to The Rouse Company 1985 Stock Option Plan (the "Plan").

          In that capacity, I have examined the originals, or certified, conformed or reproduction copies, of (i) the Articles of Incorporation of the Company, as amended and restated, and the Bylaws of the Company, as amended, (ii) the corporate proceedings authorizing the issuance of the Common Stock pursuant to the Plan, (iii) the Plan and (iv) all other corporate proceedings, records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In connection therewith, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinions, I have relied upon certificates and statements of public officials and officers or representatives of the Company and others.

          Based on the foregoing, and subject to the limitations set forth herein, I am of the opinion that:

          1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.

          2. Upon the issuance of shares of Common Stock pursuant to the Plan, such shares will be validly issued, fully paid and nonassessable.

          The opinions expressed herein are limited to the laws of the State of Maryland.

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     Page 2
     October 28, 1994
     The Rouse Company



          I hereby consent to the use of this opinion and my name in connection with the Registration Statement filed with the Securities and Exchange Commission to register the shares of Common Stock to be offered as aforesaid.

                                             Very truly yours,



                                             Richard G. McCauley

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